                            UNITED STATES OF AMERICA


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 2


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT December 1, 1998
                        (Date of Earliest Event Reported)



                        INSpire Insurance Solutions, Inc.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 000-23005


         Texas                                                75-2595937
------------------------                                ---------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                          Identification No.)


300 Burnett Street, Fort Worth, Texas                         76102-2799
--------------------------------------------------------------------------------
(Address of principal                                         (Zip Code)
 executive offices)


Registrant's telephone number, including area code:  (817) 348-3900

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Independent Auditors' Report-Deloitte & Touche LLP                                                          F-3

         Balance Sheets of Arrow Claims Management, Inc. ("ACM") as of December 31, 1996                             F-4
         and 1997 and as of September 30, 1998 (unaudited).

         Statements of Operations of ACM for the twelve months ended December 31, 1996                               F-5
         and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited).

         Statements of Shareholders' Equity of ACM for the twelve month periods ended                                F-6
         December 31, 1996 and 1997 and for the nine month period ended September 30, 1998
         (unaudited).

         Statements of Cash Flows of ACM for the twelve months ended December 31, 1996                               F-7
         and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited).

         Notes to Financial Statements.                                                                              F-8

(b)      Pro Forma Financial Information.

         The following unaudited pro forma condensed consolidated financial statements are filed with this report:

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998.                         F-13

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
         Months Ended September 30, 1998.                                                                           F-14

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
         Ended December 31, 1997.                                                                                   F-15

         Unaudited Notes to Pro Forma Financial Statements.                                                         F-16

(c)      Exhibits.

         *2.1 Stock Purchase Agreement, dated as of October 29, 1998, by and among INSpire Insurance Solutions, Inc. ("INSpire") and Arrow Claims Management, Inc. and the Shareholders signatory thereto. A list identifying the contents of the Schedules to the Stock Purchase Agreement is attached.

         *2.2 Asset Purchase Agreement, dated as of October 29, 1998, by and between INSpire and Arrowhead General Insurance Agency, Inc. ("AGIA"). A list identifying the contents of the Schedules to the Asset Purchase Agreement is attached.

         *10.1 Option Agreement, dated as of December 1, 1998, between INSpire and AGIA.

         *10.2 Registration Rights Agreement, dated as of December 1, 1998, between the Company and AGIA.

---------------
* Incorporated by reference. Previously filed as an Exhibit to INSpire's report on Form 8-K, dated December 1, 1998 and filed on December 14, 1998.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Arrow Claims Management, Inc.

We have audited the accompanying balance sheets of Arrow Claims Management, Inc. as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Arrow Claims Management, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

January 29, 1999
Fort Worth, Texas

ARROW CLAIMS MANAGEMENT, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                             DECEMBER 31,               SEPTEMBER 30,
                                                                 --------------------------------           1998
ASSETS                                                                 1996               1997           (UNAUDITED)
Current assets:
  Cash and cash equivalents                                      $      27,870      $      49,396      $      61,157
  Accounts receivable - net                                          1,198,878          1,024,604          1,177,856
  Prepaid expenses and other current assets                             16,305             30,893             38,965
                                                                 -------------      -------------      -------------

           Total current assets                                      1,243,053          1,104,893          1,277,978

Property, plant and equipment - net                                    881,208            706,653            756,576
Other assets                                                            17,224             18,418             13,953
                                                                 -------------      -------------      -------------

TOTAL                                                            $   2,141,485      $   1,829,964      $   2,048,507
                                                                 =============      =============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                               $     629,388      $     871,638      $     519,863
  Accrued expenses                                                     204,289            223,898            233,034
  Income taxes payable                                                                                        80,000
  Notes payable                                                         42,880                                11,362
  Loan payable to affiliate                                          1,374,898          1,006,802          1,129,152
  Current portion of long-term obligations                              63,636             62,965
                                                                 -------------      -------------      -------------

           Total current liabilities                                 2,315,091          2,165,303          1,973,411

Long-term obligations                                                   65,360              2,395

Deferred income taxes payable                                                                                 28,000

Commitments and contingencies (Note 8)

Shareholders' equity:
  Common stock, $.01 par value; 3,000 shares authorized; 1,000 shares issued and 730 outstanding at December 31, 1996, 1997
    and September 30, 1998, respectively                                    10                 10                 10
  Additional paid-in capital                                           181,940            181,940            181,940
  Accumulated deficit                                                 (371,789)          (470,557)           (85,727)
  Treasury stock, 270 shares at cost                                   (49,127)           (49,127)           (49,127)
                                                                 -------------      -------------      -------------

           Total shareholders' equity (deficit)                       (238,966)          (337,734)            47,096
                                                                 -------------      -------------      -------------
TOTAL                                                            $   2,141,485      $   1,829,964      $   2,048,507
                                                                 =============      =============      =============

See notes to financial statements.

ARROW CLAIMS MANAGEMENT, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                      NINE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                       --------------------------------      --------------------------------
                                                            1996              1997                1997               1998
                                                                                                         (UNAUDITED)

Revenues - Claims management
  fee income                                           $  13,814,895      $  13,829,989      $  10,057,595      $  12,165,536
                                                       -------------      -------------      -------------      -------------
Operating costs and expenses:
  Cost of claims management services                       9,281,344          8,962,875          6,592,989          7,943,378
  Selling, general and administrative                      3,004,786          2,942,187          2,199,811          2,054,968
  Depreciation and amortization                              228,947            272,644            203,047            211,950
  Management fee                                           1,242,654          1,649,704          1,162,998          1,381,064
                                                       -------------      -------------      -------------      -------------

           Total operating costs and
             expenses                                     13,757,731         13,827,410         10,158,845         11,591,360
                                                       -------------      -------------      -------------      -------------

Operating income (loss)                                       57,164              2,579           (101,253)           574,176

Other income (expense):
  Interest expense                                          (146,088)          (109,558)           (87,777)           (58,526)
  Other income (expense)                                       8,234              8,211              2,145            (22,820)
                                                       -------------      -------------      -------------      -------------

           Total other income (expense)                     (137,854)          (101,347)           (85,632)           (81,346)
                                                       -------------      -------------      -------------      -------------

Income (loss) before income taxes                            (80,690)           (98,768)          (186,885)           492,830

Income taxes                                                      --                 --                 --            108,000
                                                       -------------      -------------      -------------      -------------

Net income (loss)                                      $     (80,690)     $     (98,768)     $    (186,885)     $     384,830
                                                       =============      =============      =============      =============


See notes to financial statements.

ARROW CLAIMS MANAGEMENT, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                                                                                          TOTAL
                                                                 ADDITIONAL                                           SHAREHOLDERS'
                                                COMMON            PAID-IN          TREASURY          ACCUMULATED         EQUITY
                                                STOCK             CAPITAL            STOCK             DEFICIT          (DEFICIT)

BALANCE, JANUARY 1, 1996                     $         10      $    181,940      $         --      $   (291,099)     $   (109,149)

  Purchase of treasury stock, 270 shares                                              (49,127)                            (49,127)

  Net loss                                                                                              (80,690)          (80,690)
                                             ------------      ------------      ------------      ------------      ------------
BALANCE, DECEMBER 31, 1996                             10           181,940           (49,127)         (371,789)         (238,966)

  Net loss                                                                                              (98,768)          (98,768)
                                             ------------      ------------      ------------      ------------      ------------

BALANCE, DECEMBER 31, 1997                             10           181,940           (49,127)         (470,557)         (337,734)

  Net income (unaudited)                                                                                384,830           384,830
                                             ------------      ------------      ------------      ------------      ------------

BALANCE, SEPTEMBER 30, 1998
  (unaudited)                                $         10      $    181,940      $    (49,127)     $    (85,727)     $     47,096
                                             ============      ============      ============      ============      ============


See notes to financial statements.

ARROW CLAIMS MANAGEMENT, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                      NINE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                                            ------------------------------      ------------------------------
                                                                 1996             1997               1997              1998
                                                                                                           (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss)                                         $    (80,690)     $    (98,768)     $   (186,885)     $    384,830
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation and amortization                                228,947           272,644           203,047           211,950
    Deferred income taxes                                                                                               28,000
    Changes in operating assets and
      liabilities:
      Accounts receivable                                       (699,629)          174,274           420,109          (153,252)
      Prepaid expenses and other current assets                   (8,729)          (15,782)          (56,907)           (3,607)
      Accounts payable                                           315,132           242,250            68,111          (351,775)
      Accrued expenses                                            83,336            19,609             8,960             9,136
       Income taxes payable                                                                                             80,000

           Net cash provided by (used in)                   ------------      ------------      ------------      ------------
             operating activities                               (161,633)          594,227           456,435           205,282
                                                            ------------      ------------      ------------      ------------

INVESTING ACTIVITIES:
  Purchases of property and equipment                           (674,432)          (98,089)          (76,780)         (261,873)
  Proceeds from sale of property and
    equipment                                                     15,103
                                                            ------------      ------------      ------------      ------------
           Net cash used in investing
             activities                                         (659,329)          (98,089)          (76,780)         (261,873)
                                                            ------------      ------------      ------------      ------------

FINANCING ACTIVITIES:
  Net short-term borrowings                                     (102,545)         (106,516)
  Net borrowings from (repayments to) affiliate                  949,455          (368,096)         (256,066)          122,350
  Principal payments on long-term obligations                                                        (89,755)          (53,998)
  Purchase of treasury stock                                     (49,127)
                                                            ------------      ------------      ------------      ------------
           Net cash provided by (used in)
             financing activities                                797,783          (474,612)         (345,821)           68,352
                                                            ------------      ------------      ------------      ------------

Increase (decrease) in cash and cash equivalents                 (23,179)           21,526            33,834            11,761
Cash and cash equivalents at beginning of period                  51,049            27,870            27,870            49,396
                                                            ------------      ------------      ------------      ------------

Cash and cash equivalents at end of period                  $     27,870      $     49,396      $     61,704      $     61,157
                                                            ============      ============      ============      ============

Supplemental disclosures of cash flow information:
 Cash paid during the year for:
    Interest                                                $    146,088      $    127,720      $    103,100      $     63,399
                                                            ============      ============      ============      ============

    Income taxes                                            $         --      $         --      $         --      $         --
                                                            ============      ============      ============      ============

See notes to financial statements.

ARROW CLAIMS MANAGEMENT, INC

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.    BACKGROUND AND ORGANIZATION

      Arrow Claims Management, Inc. ("ACM") is a provider of claims administration services to the property and casualty insurance industry. The Company is a member of a group of various affiliated companies with the ultimate controlling interest held by a majority individual shareholder, Mr. Patrick J. Kilkenny.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      GENERAL - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

      CASH AND CASH EQUIVALENTS - All highly liquid debt instruments purchased with a maturity of three months or less are considered to be cash equivalents.

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the various classes of assets (generally five years). Repairs and maintenance are charged to expense as incurred.

      IMPAIRMENT OF LONG-LIVED ASSETS - ACM assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. If management concludes that the carrying value will not be recovered, an impairment write-down is recorded to reduce the asset to its estimated fair value.

      INCOME TAXES - Deferred tax assets and liabilities are recognized based upon temporary differences between financial statement and tax bases of assets and liabilities using presently enacted tax rates.

      INTERIM FINANCIAL STATEMENTS (UNAUDITED) - The interim financial statements as of September 30, 1998 and for the nine month periods ended September 30, 1997 and 1998, are unaudited and reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. The results of operations for the nine-month period ended September 30, 1997 and 1998, are not necessarily indicative of the results to be achieved for any future period.

      REVENUE RECOGNITION - Revenues are recognized as services are rendered.

      DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS - The recorded amounts of ACM's financial instruments, consisting of cash and cash equivalents, trade receivables, accounts payable, and borrowings under various debt agreements approximate their fair values due to the short-term maturities of these instruments.

      CONCENTRATION OF CREDIT RISK - ACM's principal customers are insurance companies. For 1996 and 1997 and the unaudited nine months ended September 30, 1998, one customer accounted for approximately 67%, 89% and 78% of revenue, respectively.

3.    PROPERTY AND EQUIPMENT

      The following is a summary of property and equipment:

                                                        DECEMBER 31,              SEPTEMBER 30,
                                             ------------------------------           1998
                                                   1996              1997         (UNAUDITED)

Computer equipment                           $    689,496      $    751,014      $    893,550
Furniture and office equipment                    652,919           689,489           750,952
Leasehold improvements                             17,709            17,709            31,718
                                             ------------      ------------      ------------
                                                1,360,124         1,458,212         1,676,220
Accumulated depreciation                         (478,915)         (751,559)         (919,644)
                                             ------------      ------------      ------------

Total                                        $    881,209      $    706,653      $    756,576
                                             ============      ============      ============

      Included in the above categories are assets recorded under capital leases with original costs totaling $58,725 at December 31, 1996 and December 31, 1997.

4.    DEBT OBLIGATIONS

      Debt obligations consist of the following:

                                                                 DECEMBER 31,            SEPTEMBER 30,
                                                       -----------------------------          1998
                                                            1996             1997         (UNAUDITED)
Loan payable to affiliate, 8% interest rate,
   principal and interest payable in full
   upon demand                                         $  1,374,898     $  1,006,802     $  1,129,152
Capital lease obligations, interest at
   rates ranging from 11.76% to 18.90%,
   principal and interest payments due monthly
   monthly through January 1999                             128,996           65,360
Other                                                        42,880                            11,362
                                                       ------------     ------------     ------------

                                                          1,546,774        1,072,162        1,140,514
Less current portion                                      1,481,414        1,069,767        1,140,514
                                                       ------------     ------------     ------------

Long-term obligations                                  $     65,360     $      2,395     $         --
                                                       ============     ============     ============

5.    RELATED PARTY TRANSACTIONS

      ACM is provided a variety of services by affiliated entities including human resources, facilities management, corporate accounting, risk management, and overall corporate leadership. Fees related to these services are based upon a percentage of ACM's operating expenses to the operating expenses of the affiliated group as a whole. Total fees charged for the above activities were $1,242,653, $1,649,704, $1,162,998 and
      $1,381,064 for the years ended December 31, 1996 and 1997 and the unaudited nine months ended September 30, 1997 and 1998, respectively.

      Additionally, ACM has amounts due to an affiliate on December 31, 1996 and 1997 and September 30, 1998 of $1,374,898, $1,006,802 and $1,129,152,
      respectively. The amounts due to the affiliate primarily represent working capital advances. Total interest incurred on these advances was $146,088, $109,558, $87,768 and $58,626 during the years ended December 31, 1996 and 1997 and the unaudited nine months ended September 30, 1997 and 1998, respectively.

6.    INCOME TAXES

      The tax benefit (expense) is allocated as follows:

                                   DECEMBER 31,                      SEPTEMBER 30,
                         ------------------------------     ------------------------------
                              1996             1997             1997               1998
                                                                     (UNAUDITED)
Current:
   Federal               $         --      $         --     $         --      $    (45,000)
   State                                                                           (35,000)
                         ------------      ------------     ------------      ------------
                                                                                   (80,000)

Deferred                                                                           (28,000)
                         ------------      ------------     ------------      ------------

                         $         --      $         --     $         --      $   (108,000)
                         ============      ============     ============      ============

      Following is a reconciliation of the income tax benefit (expense) expected (based on the statutory federal income tax rate) to the actual income tax benefit (provision) recorded:

                                                            DECEMBER 31,                        SEPTEMBER 30,
                                                  ------------------------------      ------------------------------
                                                       1996              1997              1997              1998
                                                                                              (UNAUDITED)
Federal income tax benefit (expense)
   computed at the statutory federal
   rate of 34%                                    $     27,000      $     33,000      $     64,000      $   (168,000)
State income tax benefit (expense), net
   of federal income tax effect                          4,000            (2,000)           (6,000)          (41,000)
Expenses not deductible for
   income tax purposes                                  (6,000)           (5,000)           (3,000)           (2,000)
Change in valuation allowance
   for deferred income tax assets                      (25,000)          (26,000)          (55,000)          103,000
                                                  ------------      ------------      ------------      ------------
Provision for income taxes                        $         --      $         --      $         --      $   (108,000)
                                                  ============      ============      ============      ============

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets (liabilities) are as follows:

                                                            DECEMBER 31,                       SEPTEMBER 30,
                                                  ------------------------------      ------------------------------
                                                       1996              1997             1997               1998
                                                                                               (UNAUDITED)
Net operating loss carryforwards and
   alternative minimum tax credits                $     51,000      $    107,000      $    135,000      $     15,000
Other reserves not deductible                           53,000            35,000            35,000
Fixed assets                                           (28,000)          (39,000)          (39,000)          (43,000)
                                                  ------------      ------------      ------------      ------------

Net deferred tax assets                                 76,000           103,000           131,000           (28,000)
Valuation allowance for net deferred
   tax assets                                          (76,000)         (103,000)         (131,000)
                                                  ------------      ------------      ------------      ------------
Total                                             $         --      $         --      $         --      $    (28,000)
                                                  ============      ============      ============      ============


      At December 31, 1996 and 1997, ACM has net operating loss carryforwards for federal income tax purposes of approximately $147,000 and $313,000, respectively, available to offset future federal taxable income which expire during the years 2011 and 2012. In the event of certain ownership changes, the Tax Reform Act of 1986 imposes certain restrictions on the amount of net operating loss carryforwards which may be used in any year by ACM.

      ACM has recorded a valuation allowance equal to the net deferred tax assets as of December 31, 1996 and 1997. The realization of these net deferred tax assets is dependent upon the timing and amount of future earnings. A valuation allowance is established when management determines that it is more likely than not that some portion or all of the tax assets will not be realized.

7.    COMMITMENTS AND CONTINGENCIES

      ACM leases office buildings under operating leases and certain equipment under capital leases, which expire at various dates through July, 2008. Future minimum lease commitments are as follows:

                                                      CAPITAL         OPERATING
Year ended December 31,                               LEASES           LEASES

1998                                              $      68,117    $     367,660
1999                                                      2,433          308,088
2000                                                                     315,379
2001                                                                     315,379
2002                                                                     330,153
Thereafter                                                             1,498,552
                                                  -------------    -------------
Total                                                    70,550    $   3,135,211
                                                                   =============
Less portion representing interest                        5,190
                                                  -------------
Net present value of capital lease obligation     $      65,360
                                                  =============

      Lease expense under operating leases amounted to approximately $317,000, $425,000, $309,000 and $343,000 for the years ended December 31, 1996 and
      1997 and the unaudited nine months ended September 30, 1997 and 1998, respectively.

9.    SUBSEQUENT EVENT

      On December 1, 1998, ACM was acquired by INSpire Insurance Solutions, Inc. for $13.5 million in cash.

                                     ******

                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                                    INSpire Insurance      Arrow Claims        Pro Forma
                                                      Solutions, Inc.     Management, Inc.    Adjustments             Pro Forma
                                                    ----------------------------------------------------------------------------
                                                       (restated)                                                     (restated)
ASSETS
Current assets:
  Cash and cash equivalents                            $  58,647,587         $    61,157    $(21,513,558) a         $ 37,195,186
  Short-term investments                                  15,603,278                   -                              15,603,278
  Accounts receivable, net                                13,986,096           1,177,856      (1,173,897) a           13,990,055
  Income taxes receivable                                    121,076                   -                                 121,076
  Deferred income taxes                                      721,997                   -                                 721,997
  Prepaid expenses and other current assets                7,629,213              38,965         (36,385) a            7,631,793
                                                       -------------         -----------                            ------------
    Total current assets                                  96,709,247           1,277,978                              75,263,385
Accounts receivable, excluding current portion
Property and equipment, net                                9,856,114             756,576         350,733  a           10,963,423
Intangibles and other assets:                             21,566,820              13,953      20,604,923  b           42,185,696
                                                       -------------         -----------                            ------------
Total                                                  $ 128,132,181         $ 2,048,507                            $128,412,504
                                                       =============         ===========                            ============

LIABILITIES and SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $     654,580         $   519,863    $   (519,863) a         $    654,580
  Accrued payroll and compensation                           837,774                   -         280,323  a            1,118,097
  Other accrued expenses                                   2,075,131             233,034        (233,034) a            2,075,131
  Unearned revenue                                         2,030,323                   -               -               2,030,323
  Deferred compensation                                    2,201,296                   -               -               2,201,296
  Income taxes payable                                     2,106,657              80,000         (80,000) a            2,106,657
  Current portion of long-term debt                          565,214              11,362         (11,362) a              565,214
  Due to shareholder                                                           1,129,152      (1,129,152) a                    -
                                                       -------------         -----------                            ------------
    Total current liabilities                             10,470,975           1,973,411                              10,751,298
Deferred compensation                                        406,846                   -               -                 406,846
Long-term debt                                                     -                                   -                       -
Deferred income taxes                                      3,087,030              28,000         (28,000) a            3,087,030
                                                       -------------         -----------                            ------------
  Total liabilities                                       13,964,851           2,001,411                              14,245,174
Shareholders' equity:
  Common stock                                               184,330                  10             (10) j              184,330
  Additional paid-in capital                             105,976,535             181,940        (181,940) j          105,976,535
  Retained earnings                                        8,006,465             (85,727)         85,727  j            8,006,465
  Treasury Stock                                                                 (49,127)         49,127  j                    -
                                                       -------------         -----------                            ------------
    Total shareholders' equity                           114,167,330              47,096                             114,167,330
                                                       -------------         -----------                            ------------
Total                                                  $ 128,132,181         $ 2,048,507                            $128,412,504
                                                       =============         ===========                            ============

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                      INSpire Insurance       Arrow Claims        Pro Forma
                                                        Solutions, Inc.      Management, Inc.     Adjustments         Pro Forma
                                                      ---------------------------------------------------------------------------
                                                          (restated)                                                  (restated)
REVENUES:
      Outsourcing services                               $ 34,846,030          $ 12,165,536      $10,263,362  c      $ 57,274,928
      Software and software services                       24,863,884                     -                            24,863,884
      Other                                                 1,690,662                     -                             1,690,662
                                                         ------------          ------------                          ------------
          Total revenues                                   61,400,576            12,165,536                            83,829,474
                                                         ------------          ------------                          ------------
EXPENSES:
      Cost of outsourcing services                         17,206,778             7,943,378        8,878,295  d        34,028,451
      Cost of software and software services               14,379,706                     -                            14,379,706
      Cost of other revenues                                1,150,078                     -                             1,150,078
      Selling, general and administrative                  11,094,537             2,054,968       (1,966,918) e        11,182,587
      Research and development                              1,895,486                     -                             1,895,486
      Depreciation and amortization                         4,270,524               211,950        1,075,508  f         5,557,982
      In-process R&D                                          500,000                     -                               500,000
      Deferred compensation                                         -                     -                                     -
      Management fee to shareholder                                 -             1,381,064       (1,381,064) g                 -
                                                         ------------          ------------                          ------------
          Total expenses                                   50,497,109            11,591,360                            68,694,290
                                                         ------------          ------------                          ------------
OPERATING INCOME                                         $ 10,903,467          $    574,176                          $ 15,135,184
OTHER INCOME (EXPENSE):                                                                                                         -
      Interest income                                       2,127,437                     -         (948,750) h         1,178,687
      Interest expense                                        (48,750)              (58,526)          58,526  h           (48,750)
      Other                                                         -               (22,820)          22,820  g                 -
                                                         ------------          ------------                          ------------
          Total other income (expense)                      2,078,687               (81,346)                            1,129,937
                                                         ------------          ------------                          ------------
INCOME BEFORE INCOME TAXES                                 12,982,154               492,830                            16,265,121
INCOME TAXES                                               (4,853,510)                    -       (1,181,868) i        (6,035,378)
                                                         ------------          ------------                          ------------
NET INCOME                                               $  8,128,644          $    492,830                          $ 10,229,743
                                                         ============          ============                          ============
      Weighted average shares outstanding (basic)          17,370,488                                299,466           17,669,954
NET INCOME PER COMMON SHARE (BASIC)                      $       0.47                                                $       0.58
                                                         ============                                                ============
      Weighted average shares outstanding (diluted)        19,372,827                                299,466           19,672,293
NET INCOME PER COMMON SHARE (DILUTED)                    $       0.42                                                $       0.52
                                                         ============                                                ============

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                    INSpire Insurance     Arrow Claims           Pro Forma
                                                      Solutions, Inc.    Management, Inc.        Adjustments            Pro Forma
                                                    ------------------------------------------------------------------------------
REVENUES:
     Outsourcing services                              $ 32,458,600       $ 13,829,989          $ 13,028,522  c       $ 59,317,111
     Software and software services                      21,100,899                  -                                  21,100,899
     Other                                                3,009,960                  -                                   3,009,960
                                                       ------------       ------------                                ------------
         Total revenues                                  56,569,459         13,829,989                                  83,427,970
                                                       ------------       ------------                                ------------
EXPENSES:
     Cost of outsourcing services                        20,797,969          8,962,875            10,811,396  d         40,572,240
     Cost of software and software services              10,680,787                  -                                  10,680,787
     Cost of other revenues                               2,413,170                  -                                   2,413,170
     Selling, general and administrative                  8,714,192          2,942,187            (2,814,831) e          8,841,548
     Research and development                             1,190,114                  -                                   1,190,114
     Depreciation and amortization                        4,001,260            272,644             1,434,010  f          5,707,914
     In-process R&D                                       3,000,000                  -                                   3,000,000
     Deferred compensation                                3,949,000                  -                                   3,949,000
     Management fee to shareholder                        1,290,000          1,649,704            (1,649,704) g          1,290,000
                                                       ------------       ------------                                ------------
         Total expenses                                  56,036,492         13,827,410                                  77,644,773
                                                       ------------       ------------                                ------------
OPERATING INCOME                                            532,967              2,579                                   5,783,197
OTHER INCOME (EXPENSE):
     Interest income                                        680,508                  -              (421,667) h            258,841
     Interest expense                                      (348,007)          (109,558)           (1,423,775) h         (1,881,340)
     Other                                                1,651,830              8,211                (8,211) g          1,651,830
                                                       ------------       ------------                                ------------
         Total other income (expense)                     1,984,331           (101,347)                                     29,331
                                                       ------------       ------------                                ------------
INCOME BEFORE INCOME TAXES                                2,517,298            (98,768)                                  5,812,528
INCOME TAXES                                               (801,218)                 -            (1,292,918) i         (2,094,136)
                                                       ------------       ------------                                ------------
NET INCOME                                             $  1,716,080       $    (98,768)                               $  3,718,392
                                                       ============       ============                                ============
     Weighted average shares outstanding (basic)         16,274,740                                  299,466            16,574,206
NET INCOME PER COMMON SHARE (BASIC)                    $       0.11                                                   $       0.22
                                                       ============                                                   ============
     Weighted average shares outstanding (diluted)       17,564,994                                  299,466            17,864,460
NET INCOME PER COMMON SHARE (DILUTED)                  $       0.10                                                   $       0.21
                                                       ------------                                                   ------------

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  PRO FORMA FINANCIAL STATEMENTS

         The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had Arrow Claims Management, Inc. ("ACM") and INSpire Insurance Solutions, Inc. ("INSpire") been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the audited and unaudited historical financial statements of INSpire, including the notes thereto, which have been previously filed, and the audited and unaudited historical financial statements of ACM, including the notes thereto, included herein.

         The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of ACM using the purchase method of accounting. The unaudited pro forma condensed consolidated financial statements are based on the respective historical audited and unaudited financial statements and the notes thereto of INSpire, which have been previously filed, and the audited and unaudited financial statements of ACM, including the notes thereto, included herein. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed.

         The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 reflect the acquisition of ACM, which occurred on December 1, 1998, as if the business combination took place on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of ACM as if the transaction was consummated on September 30, 1998.

        The accompanying unaudited proforma condensed financial statements as of and for the nine months ended September 30, 1998 have been restated to reflect adjustments to revise the purchase price allocation in connection with INSpire's acquisition of Paragon Interface, Inc. on April 20, 1998. The adjustments and their related impact are described in the Amendment No. 1 to Form 10-Q for the quarterly period ended September 30, 1998.

NOTE 2.  PRO FORMA ADJUSTMENTS


(a) Adjustments to record the components of the purchase price of ACM of $13.5 million in cash and the fair value of assets acquired and liabilities assumed pursuant to the Stock Purchase Agreement filed as an exhibit herein.

         Adjustments to record the components of the purchase price of certain assets from Arrowhead General Insurance Agency, Inc. ("AGIA") consisting of cash of $6.5 million and INSpire common stock options valued at $7 million on October 29, 1998. Such options are subject to vesting based upon obtaining certain performance criteria set forth in the Option Agreement, dated as of December 1, 1998, between INSpire and AGIA and incorporated herein by reference.

(b) Estimated intangible assets calculated based on the fair value of assets acquired and liabilities assumed. The purchase price exceeds the net assets acquired by approximately $18.5 million plus certain additional acquisition costs totaling $2.1 million. The impact of the fees and expenses has been reflected in the pro forma combined balance sheet and statement of income as an increase in the purchase price of the transaction and is allocated to the assets acquired and liabilities assumed, based upon their estimated fair values.

(c) Adjustments relating to outsourcing services revenues to reflect the revenue that would have been realized if the AGIA service agreements had been in effect beginning January 1, 1997.

(d) The estimated cost of outsourcing associated with the AGIA service agreements as if service agreements were effective January 1, 1997. Additionally, adjustments were made to reclassify ACM expenses consistent with INSpire's historical classification.

(e) Adjustment to eliminate selling, general, and administrative expenses of ACM because such costs were absorbed by INSpire.

(f) The estimated annual amortization charge to income related to intangible assets of $20.6 million and depreciation expense resulting from the fair market valuation of property and equipment of approximately $400,000.

(g) Adjustments to eliminate management fees incurred for services provided by AGIA that ceased due to the acquisition of ACM by INSpire.

(h) Adjustment to reflect interest expense for debt that would have been required to consummate the transaction on December 1, 1997 and the reversal of interest income and related tax effect on the pro forma adjustment to cash resulting from the acquisition. The assumed cost of debt was 10% and the assumed rate of return on the cash balance was 5%.

(i) Adjustment to income tax expense to record project tax expense that would have been recorded if INSpire and Arrow had filed consolidated tax returns during the pro forma periods. Income tax is calculated at an incremental rate of 42%. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had INSpire and ACM filed consolidated income tax returns during the period presented.

(j)      Adjustment to eliminate the shareholders' equity of ACM.


NOTE 2.  PRO FORMA EARNINGS PER COMMON SHARE

         Basic pro forma earnings per common share for the periods presented were calculated based on inclusion of 299,466 equivalent INSpire common shares attributable to AGIA stock options. Diluted pro forma earnings per common share on December 31, 1997 and September 30 1998 included 299,466 equivalent INSpire common shares attributable to AGIA stock options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 1999

                             INSPIRE INSURANCE SOLUTIONS, INC.



                             By: /s/ WILLIAM J. SMITH, III
                                --------------------------------------
                                 William J. Smith, III
                                 President and Chief Operating Officer

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

*2.1 Stock Purchase Agreement, dated as of October 29, 1998, by and among INSpire, ACM and the Shareholders signatory thereto. A list identifying the contents of the Schedules to the Stock
                Purchase Agreement is attached.

*2.2 Asset Purchase Agreement, dated as of October 29, 1998, by and between INSpire and AGIA. A list identifying the contents of the Schedules to the Asset Purchase Agreement is attached.

*10.1 Option Agreement, dated as of December 1, 1998, between INSpire and AGIA.

*10.2 Registration Rights Agreement, dated as of December 1, 1998, between INSpire and AGIA.

* Incorporated by reference. Previously filed as an Exhibit to INSpire's report on Form 8-K, dated December 1, 1998 and filed on December 14, 1998.